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                                                     Exhibit (10)-1
                                                     Commonwealth Edison Company
                                                     Form 10-Q File No. 1-1839

                          COMMONWEALTH EDISON COMPANY

                       OUTSIDE DIRECTOR STOCK AWARD PLAN
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       1.  Purpose:  Commonwealth Edison Company (the "Company") wishes to establish an Outside Director Stock Award Plan (the "Plan"). The purpose of the Plan is to increase the proprietary interest of directors who are not employees of the Company or any of its subsidiaries ("Outside Directors") through the grant of shares of Common Stock, $12.50 par value ("Common Stock"), of the Company.

       2. Administration: The Board of Directors of the Company (the "Board") shall administer and interpret the provisions of this Plan. All determinations of the Board with respect to the Plan shall be final and binding upon all persons.

       3. Grants: At the beginning of the month immediately following each Annual Meeting of Shareholders of the Company, beginning with the meeting to be held on May 10, 1994 (each a Grant Date"), each Outside Director then in office shall be granted 100 shares of Common Stock.

       In the case of an Outside Director who is elected or appointed as a Director of the Company other than at the Annual Meeting of Shareholders in any year, such Outside Director shall be granted 100 shares of Common Stock promptly following such election or appointment.

       4.  Terms and Conditions:

            (a) Shares of Common Stock to be granted pursuant to the Plan will be purchased on behalf of the recipient in the open market in accordance with applicable rules and regulations.

            (b) No shares of Common Stock received under the Plan may be sold, assigned, transferred or otherwise disposed of for at least six months after the applicable Grant Date, except in the event of death or disability of the Outside Director.

            (c) A grant of Common Stock hereunder shall be disclosed in the Company's proxy statement for the year in which the grant was made; and the Outside Director, as of the applicable Grant Date of such Common Stock, shall become the record holder of such Common Stock and shall immediately become entitled to all the rights and privileges accorded such Common Stock. In addition, such Common Stock shall be shown
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  on the appropriate form for reporting beneficial ownership of securities pursuant to Section 16 of the Securities Exchange Act of 1934, as amended.

            (d) The value of any Common Stock granted to an Outside Director under this Plan is not intended to be taken into account, and consequently shall be excluded, in determining the amount of any retirement benefit otherwise payable to such Outside Director under any of the Company's retirement plans, including the Commonwealth Edison Company Retirement Plan for Directors. The acceptance by an Outside Director of any grant of Common Stock under this Plan shall constitute such Outside Director's agreement to, and confirmation of, such exclusion.

            (e) The Board shall appropriately adjust the number of shares for which grants may be made under this Plan in the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger (other than in connection with a transaction described in Section 4(f) hereof), consolidation, rights offering, or other relevant changes in capitalization.

            (f) In the event that the Company becomes a majority owned subsidiary of another corporation, then all references herein to the "Company" shall mean such parent corporation, and all references herein to "Common Stock" shall mean such parent corporation's common stock.

       5. Regulatory Compliance: The delivery of any shares under this Plan may be postponed by the Company for such period as may be required to comply with Federal or state securities laws, national securities exchange requirements or any other law or regulation applicable to the delivery of such shares. The Company shall not be obligated to deliver any shares under this Plan if such delivery shall constitute a violation of any provision of any law or any regulation of any governmental authority or any national securities exchange.
In addition, the shares, when delivered, may be subject to conditions, including transfer restrictions, if such conditions are required to comply with applicable securities law.

       6. No Right to Continue as Outside Director: Nothing contained in this Plan shall be construed as conferring upon an Outside Director any right to continue to be associated with the Company as an Outside Director or in any other capacity.
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       7.  Amendment or Discontinuance:  The Board may amend, rescind or terminate this Plan as shall in its judgment be advisable.

       8. Taxes: The Company shall not be required to, and shall not, withhold or otherwise pay on behalf of any Outside Director any Federal, state, local or other taxes arising in connection with a grant of Common Stock under this Plan. The payment of any such taxes shall be the sole responsibility of each Outside Director.

       9. Governing Law: This Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of Illinois, except as Federal law may apply.